Exhibit g(1)

MUTUAL FUND CUSTODY AGREEMENT

THIS AGREEMENT is made as of July 1, 2011 by and between The Victory Variable Insurance Funds, a Delaware statutory trust (the “Trust”), which may issue one or more series of shares of beneficial interest (each a “Fund”), and KeyBank National Association, a bank chartered under the laws of the United States, having its principal office at 127 Public Square, Cleveland, Ohio 44114-1306 (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the 1940 Act”); and

WHEREAS, the Trust desires to retain the Custodian to serve as the Trust’s custodian and the Custodian is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.                                       Appointment. The Trust, on behalf of each Fund, separately and not jointly, hereby appoints the Custodian to act as custodian of the securities, cash and other property of each Fund listed on Attachment A hereto, as it may be amended from time to time, on the terms set forth in this Agreement. The Custodian accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in paragraph 27 of this Agreement.

2.                                       Delivery of Documents. The Trust has furnished the Custodian with copies properly certified or authenticated of each of the following:

(a)                                  Resolutions of the Trust’s Board of Trustees and Service Provider Committee authorizing the appointment of the Custodian as custodian of the securities, cash and other property of each Fund of the Trust and approving this Agreement;

(b)                                 Incumbency and signature certificates identifying and containing the signatures of the Trust’s officers and/or the persons authorized to sign Proper Instructions, as hereinafter defined, on behalf of the Trust;

(c)                                  The Trust’s Certificate of Trust filed with the Secretary of State of the State of Delaware and the Trust’s Trust Instrument is filed with the Secretary of the Trust (such Certificate of Trust and Trust Instrument, as currently in effect and as they shall from time to time be amended, are herein together called the “Certificate”);

(d)                                 The Trust’s By-Laws and all amendments thereto (such By-Laws, as currently in effect and as they shall from time to time be amended, are herein called the “By-Laws”);

(e)                                  Resolutions of the Trust’s Board of Trustees and/or the Trust’s shareholders approving the Investment Advisory Agreements between the Trust on behalf of its

Funds and Victory Capital Management Inc. dated as of October 16, 1998 with Schedule A dated as of December 1, 2010;

(f)                                    The Administration and Fund Accounting Agreement between The Trust and Victory Capital Management Inc. dated as of July 1, 2006 as amended as of July 1, 2009;

(g)                                 The Distribution Agreement between the Trust and Victory Capital Advisors, Inc. dated as of November 30, 2007 with undated Schedule I and Addendum dated as of December 1, 2010;

(h)                                 The Trust’s current Registration Statement on Form N-IA under the 1940 Act and the Securities Act of 1933, as amended (“the 1933 Act”) as filed with the Securities and Exchange Commission (“SEC”); and

(i)                                     The Trust’s most recent prospectuses including all amendments and supplements thereto (the “Prospectus”).

The Trust will furnish the Custodian from time to time with copies of all amendments of or supplements to the foregoing, if any. The Trust will also furnish the Custodian with a copy of the opinion of counsel for the Trust with respect to the validity of the shares issued by the Trust (“Shares”) and the status of such Shares under the 1933 Act filed with the SEC, and any other applicable federal law or regulation.

3.                                       Definitions.

(a)                                  “Authorized Person”. As used in this Agreement, the term “Authorized Person” means the Trust’s President, Vice-President, Treasurer and any other individual, whether or not any such individual is an officer or employee of the Trust, duly authorized by Trustees of the Trust to give Proper Instructions on behalf of the Trust and the Funds listed on Attachment A, which may be amended from time to time, or any individual who has been appointed to give Proper Instructions by an Authorized Person.

(b)                                 “Book-Entry System”. As used in this Agreement, the term “Book-Entry System” means the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

(c)                                  “Investment Adviser”. Means each investment adviser of Funds of the Trust.

(d)                                 “Property”. The term “Property”, as used in this Agreement, means:

(i)                                     any and all securities, cash, and other property of the Trust which the Trust may from time to time deposit, or cause to be deposited, with the Custodian or which the Custodian may from time to time hold for the Trust;

(ii)                                  all income, dividends, or distributions of any kind in respect of any other such securities or other property;

(iii)                               all proceeds of the sales, repurchase, redemptions (or otherwise) of any of such securities or other property; and

(iv)                              all proceeds of the sale of securities issued by the Trust, which are received by the Custodian from time to time from or on behalf of the Trust.

(e)                                  “Securities Depository”. As used in this Agreement, the term “Securities Depository” shall mean The Depository Trust Company (“DTC”), a clearing agency registered with the SEC, or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of the Trust’s Board of Trustees delivered to the Custodian and specifically approving deposits by the Custodian therein.

(f)                                    “Proper Instructions”. Means instructions from the Trust:

(i)                                     delivered by mail, telegram, cable, telex, facsimile sending device, DTC “ID” or “IID” system or any similar system, and any Trade Order Entry System acceptable to the parties, and received by the Mutual Funds Custody Division of the Custodian, signed by two Authorized Persons or by persons reasonably believed by the Custodian to be Authorized Persons; or

(ii)                                  transmitted electronically through the Custodian Asset Management System or any similar electronic instruction system acceptable to the Custodian; or

(iii)                               previously agreed to in writing by the Trust and the Custodian or provided orally by the Trust in form satisfactory to the Custodian and promptly followed by written instructions signed by an Authorized Person.

4.                                       Warranties and Representations.

(a)                                  The Trust warrants and represents that:

(i)                                     It is a statutory trust organized under the laws of the State of Delaware;

(ii)                                  It is registered as an investment company under the 1940 Act; and

(iii)                               It is duly authorized to enter into this Agreement and the Agreement is a valid and binding obligation of the Trust.

(b)                                 the Custodian warrants and represents that:

(i)                                     It is a national bank duly organized under the laws of the United States;

(ii)                                  It is duly authorized to enter into this Agreement and the Agreement is a valid and binding obligation of the Custodian; and

(iii)                               It is under no regulatory restriction that would materially affect its ability to carry out its obligations under this Agreement.

5.                                       Delivery and Registration of the Property. (a) The Trust will deliver or cause to be delivered to the Custodian all Property owned by it, at any time during the period of this Agreement, except for securities and monies to be delivered to any sub-custodian appointed pursuant to paragraph 12 hereof. The Custodian will not be responsible for such securities and such monies until actually received by it. All securities delivered to the Custodian or to any such sub-custodian (other than in bearer form) shall be registered in the name of the Trust or in the name of a nominee of the Trust or in the name of the Custodian or any nominee of the Custodian (with or without indication of fiduciary status) or in the name of any sub-custodian or any nominee of such sub-custodian appointed pursuant to paragraph 12 hereof or shall be properly endorsed and in form for transfer satisfactory to the Custodian.

(b)                                 The Custodian shall at all times hold securities of the Trust either: (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form; or (ii) in the Book-Entry System, or (iii) in a Securities Depository or (iv) a sub-custodian of the Custodian.

(c)                                  The Custodian shall at all times hold securities of the Trust in the name of the Custodian, the Trust or any nominee of either of them, unless otherwise directed by Proper Instructions; provided that, in any event, all securities and other assets of the Trust shall be held in an account of the Custodian containing only the securities and assets of the Trust, or only securities and assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Trust or other customer for which such securities and other assets are held in such account and the respective interests therein.

6.                                       Voting Rights. It is the Custodian’s responsibility to deliver to the Trust or the Investment Adviser of the relevant Fund, via overnight mail if necessary, all forms of proxies, all notices of meetings, and any other notices or announcements materially affecting or relating to securities owned by the Trust that are received by the Custodian, any sub-custodian, or any nominee of either of them, and upon receipt of Proper Instructions, the Custodian shall execute and deliver, or use its best efforts to cause such sub-custodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Where warrants, options, tenders or other securities have fixed expiration dates, the Trust understands that in order for the Custodian to act, the Custodian must receive the instructions of the Trust or the Investment Adviser at its offices in Cleveland, addressed as the Custodian may from time to time request, by no later than noon (Eastern time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Custodian may reasonably notify the Trust). Absent the Custodian’s timely receipt of such instructions, such instruments will expire without liability to the Custodian.

7.                                       Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities included in the Proper Instructions that are received in exchange for the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all action as directed in Proper Instructions to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify the Trust or the Investment Adviser of such action in writing by facsimile transmission or in such manner as the Trust may designate in writing.

8.                                       Options. Upon receipt of Proper Instructions, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the Trust; (b) deposit and maintain in a segregated account, securities (either physically or by book entry in a Securities Depository), cash or other assets; and/or (c) pay, release and/or transfer such securities, cash, or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded or such other organization as may be responsible for handling such option transactions. The Trust and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract, and shall promptly upon notice from the Custodian bring such accounts into compliance with such terms or requirements.

9.                                       Futures Contracts. Upon receipt of Proper Instructions, the Custodian shall: (a) receive and retain confirmation, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by a Fund; (b) deposit and maintain in a segregated account, cash, securities and other assets designated as initial, maintenance or variation “margin” deposits intended to secure the Trust’s performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Trust, regarding such margin deposits; and (c) release assets from and/or transfer assets into such margin accounts only in accordance with any such Proper Instructions. The Trust shall be responsible for the sufficiency of assets held in the segregated account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms, and shall promptly upon notice act to bring such accounts into compliance with such terms or requirements.

10.                                 Receipt and Disbursement of Money.

(a)                                  The Custodian shall open and maintain a custody account for the Trust, and shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Trust. The Custodian shall make payments of cash to, or for the account of, the Trust from such cash only (i) for the purchase of securities for the Trust as provided in paragraph 16 hereof; (ii) upon receipt of Proper Instructions, for the payment of dividends or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Trust under the terms of this Agreement, any advisory agreement, any distribution agreement, or any administration agreement; (iii) upon receipt of Proper Instructions for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Trust and held by or to be delivered to the Custodian; (iv) to a sub-custodian pursuant to paragraph 12 hereof; or (v) upon receipt of Proper Instructions for other corporate purposes.

(b)                                 The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Trust.

11.                                 Receipt of Securities.

(a)                                  Except as provided by paragraph 12 hereof, the Custodian shall hold all securities and non-cash Property received by it for the Trust. All such securities and non-cash Property are to be held or disposed of by the Custodian for the Trust pursuant to the terms of this Agreement. In the absence of Proper Instructions, the Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and non-cash Property, except in accordance with the express terms provided for in this Agreement. In no case may any trustee, officer, employee or agent of the Trust, acting as individuals, withdraw any securities or non-cash Property.

12.                                 Sub-custodians. In connection with its duties under this Agreement, the Custodian may, at its own expense, enter into sub-custodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by the Custodian for the account of the Trust pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such bank or trust company agrees with the Custodian to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. The Custodian will be liable for acts or omissions of any such sub-custodian.

(a)                                  Promptly after the close of business on each day the Custodian shall furnish the Trust with system access to review a summary of all transfers to or from the account of the Trust during said day. Where securities are transferred to the account of the Trust established at a Securities Depository or the Book Entry System pursuant to paragraph 13 hereof, the Custodian shall use the Securities Depository or Book Entry System to identity as belonging to such Trust the securities in a commingled group of securities registered in the name of the Custodian (or its nominee) or shown in the Custodian’s account on the books of a Securities Depository or the Book-Entry System. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Property held for the Trust under this Agreement.

(b)                                 Notwithstanding any other provision of this agreement, no provision of this paragraph 12, and no provision of this Agreement relating to sub-custodians, shall apply to any agreement entered into by the Custodian for the purpose of facilitating repurchase transactions by the Fund (“Tri-party Agreements”), except that (i) the indemnification obligations owed to the Custodian by the Fund and set forth in paragraphs 28(a) and (b) shall apply to such Tri-party Agreements without qualification; and (ii) the Fund’s rights contained in paragraph 30 of this Agreement shall apply to such Tri-party Agreements. All actions taken by the Custodian in connection with such Tri-party Agreements shall be taken solely for the purpose of providing and accepting instructions at the Fund’s request and on the Fund’s behalf.

13.                                 Use of Securities Depository or the Book-Entry System. The Trust shall deliver to the Custodian a certified resolution of the Board of Trustees of the Trust approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by Proper Instructions actually received by the Custodian (i) to deposit in a Securities Depository or the Book-Entry System all securities of the Trust eligible for deposit therein and (ii) to utilize a Securities Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlements of purchases and sales of securities by the Trust, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

(a)                                  Securities and any cash of the Trust deposited in a Securities Depository or the Book-Entry System will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodial capacity but may be commingled with other assets held in such capacities. The Custodian will effect payment for securities, in the place where the transaction is settled, unless the Trust has given the Custodian Proper Instructions to the contrary.

(b)                                 All books and records maintained by the Custodian which relate to the Trust participation in a Securities Depository or the Book-Entry System will at all times during the Custodian’s regular business hours be open to the inspection of the Trust’s duly authorized employees or agents, and the Trust will be furnished with all information in respect of the services rendered to it as it may require.

14.                                 Instructions Consistent With The Certificate, etc. The Custodian shall act only upon Proper Instructions. The Custodian may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provision of the Certificate or By-Laws of the Trust or any vote or resolution of the Trust’s Board of Trustees, or any committee thereof. The Custodian shall be entitled to rely upon any Proper Instructions actually received by the Custodian pursuant to this Agreement. The Trust agrees that the Custodian shall incur no liability in acting upon Proper Instructions given to the Custodian. In accordance with instructions from the Trust, advances of cash or other Property made by the Custodian, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Trust, or in connection with the disbursement of trusts to any party, or in payment of fees, expenses, claims or liabilities owed to the Custodian by the Trust, or to any other party which has secured judgment in a court of law against the Trust which creates an overdraft in the accounts or over-delivery of Property shall be deemed a loan by the Custodian to the Trust, to the extent permitted under applicable law. Such loans shall be payable on demand, bearing interest at such rate customarily charged by the Custodian for similar loans or such other rate agreed to by the parties. The Trust agrees that test arrangements, authentication methods or other security devices to be used with respect to instructions which the Trust may give by telephone, telex, TWX, facsimile transmission, bank wire or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as the Custodian may put into effect and modify from time to time. The Trust shall safeguard any test keys, identification codes or other security devices which the Custodian makes available to the Trust and agrees that the Trust shall be responsible for any loss, liability or damage incurred by the Custodian or by the Trust as a result of the Custodian’s acting in accordance with instructions from any unauthorized person using the proper security device unless such loss, liability or damage was incurred as a result of the Custodian’s negligence or willful misconduct. The Custodian may electronically record, but shall not be obligated to so record, any instructions given by telephone and any other telephone discussions with respect to the Account. In the event that the Trust uses the Custodian’s Asset Management System, the Trust agrees that the Custodian is not responsible for the consequences of the failure of that system to perform for any reason, beyond the reasonable control of the Custodian, or the failure of any communications carrier, utility, or communications network. In the event that system is inoperable, the Trust agrees that it will accept the communication of transaction instructions by telephone, facsimile transmission on equipment compatible to the Custodian’s facsimile receiving equipment or by letter, at no additional charge to the Trust.

15.                                 Transactions Not Requiring Instructions. The Custodian is authorized to take the following action without Proper Instructions:

(a)                                  Collection of Income and Other Payments. The Custodian shall:

(i)                                     collect and receive for the account of the Trust, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of the Trust, and promptly advise the Trust of such receipt and shall credit such income, as collected, to the Trust. From time to time, the Custodian may elect to credit, but shall not be so obligated, the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, broker or other agent employed by the Trust or the Custodian. Any such crediting and posting shall be at the Trust’s sole risk, and the Custodian shall be authorized to reverse any such advance posting after making every reasonable attempt to collect, in the event it does not receive good funds from any such payor, central depository, broker or agent of the Customer.

(ii)                                  with respect to securities of foreign issue, effect collection of dividends, interest and other income, and to notify the Trust of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings materially affecting such securities, or any default in payments due thereon. It is understood, however, that the Custodian shall be under no responsibility for any failure or dealing in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to its negligence or willful misconduct; however, this subparagraph (ii) shall not be construed as creating any such responsibility with respect to securities of non-foreign issue. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless otherwise instructed by Proper Instructions, and in effecting such conversion the Custodian may use such fair and reasonable methods or agencies as it may see fit. All risk and expenses incident to such collection and conversion is for the account of the Trust and the Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversion.

(iii)                               endorse and deposit for collection in the name of the Trust, checks, drafts, or other orders for the payment of money on the same day as received;

(iv)                              receive and hold for the account of the Trust all securities received by the Trust as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Trust held by the Custodian hereunder;

(v)                                 present for payment and collect the amount payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable;

(vi)                              take any action which in the opinion of the Custodian may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsements for collection of checks, drafts and other negotiable instruments;

(vii)                           with respect to domestic securities, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption, against payment therefor in accordance with accepted industry practice. The Trust understands that the Custodian subscribes to one or more nationally recognized services that provide information with respect to calls for redemption of bonds or other corporate actions. The Custodian shall not be liable for failure to redeem any called bond or take other action if notice of such call or action was not provided by any service to which it subscribes provided that the Custodian shall have acted in good faith without negligence or willful misconduct. The Custodian shall have no duty to notify the Trust of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but the Custodian shall forward to the Trust or the appropriate Investment Adviser any notices or other documents subsequently received in regard to any such security. When fractional shares of stock of a declaring corporation are received as a stock distribution, unless specifically instructed to the contrary in writing, the Custodian is authorized to sell the fraction received and credit the Trust’s account. Unless specifically instructed to the contrary in writing, the Custodian is authorized to exchange securities in bearer form for securities in registered form. If any Property registered in the name of a nominee of the Custodian is called for partial redemption by the issue of such Property, the Custodian is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by the Custodian in its sole discretion.

(b)                                 Deposits of Proceeds of Issuance of Shares. The Custodian shall collect and receive for the account of the Fund all payments received in payment for shares of such Fund issued by the Trust.

(c)                                  Redemptions. Upon receipt of notice by the Fund’s transfer agent stating that such transfer agent is required to redeem shares and specifying the number and class of shares which such transfer agent is required to redeem and the date and time the request or requests for redemption were received by the Fund’s distributor, the Custodian shall either (i) pay to such transfer agent, for distribution to the redeeming shareholder, the amount payable to such shareholder upon the redemption of such shares as determined in the manner described in the then current Prospectus, or (ii) arrange for the direct payment of such redemption proceeds by the Custodian to the redeeming shareholder in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Custodian, the Trust and the Trust’s transfer agent.

(d)                                 Miscellaneous Transactions. The Custodian is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

(i)                                     for examination by a broker selling for the account of the Trust;

(ii)                                  for the exchange of interim receipts or temporary securities for definitive securities;

(iii)                               for transfer of securities into the name of the Trust or the Custodian or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to the Custodian.

16.                                 Transactions Requiring Instructions. Upon receipt of Proper Instructions and not otherwise, the Custodian, directly or through the use of a Securities Depository or the Book-Entry System, shall:

(a)                                  Execute and deliver to such persons as may be designated in such Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any securities may be exercised;

(b)                                 Deliver any securities held for the Trust against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

(c)                                  Deliver any securities held for the Trust to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of such certificates or deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(d)                                 Make such transfers or exchanges of the assets of the Trust and take such other steps as shall be stated in said instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

(e)                                  Release securities belonging to the Trust to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Trust; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefore and upon surrender of the note or notes evidencing the loan;

(f)                                    Deliver any securities held for the Trust upon the exercise of a covered call option written by the Trust on such securities; and

(g)                                 Deliver securities held for the Trust pursuant to separate security lending agreements.

(h)                                 Regarding dividends and distributions, the Trust shall furnish the Custodian with appropriate evidence of action by the Trust’s Board of Trustees declaring and authorizing the payment of any dividends and distributions to the shareholders of the particular Fund. Upon receipt by the Custodian of Proper Instructions with respect to dividends and distributions declared by the Trust’s Board of Trustees and payable to the shareholders of the Fund who have elected in the proper manner to receive their distributions and/or dividends in cash, and in conformance with procedures mutually agreed upon by the Custodian, the Trust, and the Trust’s transfer agent, the Custodian shall pay to the Trust’s transfer agent, as agent for the shareholders, an amount equal to the amount indicated in said Proper Instructions as payable by the Trust to such shareholders for distribution in cash by the transfer agent to such shareholders. In lieu of paying the Trust’s transfer agent cash dividends and distributions, the Custodian may arrange for the direct payment of cash dividends and distributions to shareholders by the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, the Custodian and the Trust’s transfer agent.

17.                                 Purchase of Securities. Promptly after each purchase of securities, the Trust or the appropriate Investment Adviser shall deliver to the Custodian (as Custodian) Proper Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities; (b) the number of shares or the principal amount purchased and accrued interest, if any; (c) the dates of purchase and settlement; (d) the purchase price per unit; (e) the total amount payable upon such purchase; (f) the name of the person from whom or the broker through whom the purchase was made; and (g) the Fund for which the purchase was made. The Custodian shall upon receipt of securities purchased by or for the Trust pay out of the moneys held for the account of such Trust the total amount payable to the person from whom or the broker through whom the purchase was made, if and only if the same conforms to the total amount payable as set forth in such Proper Instructions.

18.                                 Sales of Securities. Promptly after each sale of securities, the Trust or the appropriate Investment Adviser shall deliver to the Custodian Proper Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security; (b) the number of shares or principal amount sold, and accrued interest, if any; (c) the date of sale; (d) the sale price per unit; (e) the total amount payable to the Trust upon such sale; (f) the name of the broker through whom or the person to whom the sale was made; and (g) the Fund for which the sale was made. The Custodian shall deliver the securities upon receipt of the total amount payable to the Trust upon such sale, if and only if the same conforms to the total amount payable as set forth in such Proper Instructions.

19.                                 Records. The books and records pertaining to the Trust which are in the possession of the Custodian shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act, as amended; other applicable federal and state securities laws and rules and regulations; and, any state or federal regulatory body having appropriate jurisdiction. The Trust, or the Trust’s authorized representative, shall have access to such books and records at all times during the Custodian’s normal business hours, and such books and records shall be surrendered to the Trust promptly upon request. Upon reasonable request of the Trust, copies of any such books and records shall be provided by the Custodian to the Trust or the Trust’s authorized representative.

20.                                 Reports. The Custodian shall furnish the Trust the following reports:

(a)                                  such periodic and special reports as the Trustees may reasonably request;

(b)                                 a monthly statement summarizing all transactions and entries for the account of each Fund;

(c)                                  a monthly report of Fund securities belonging to each Fund showing the adjusted amortized cost of the issues and the market value at the end of the month;

(d)                                 a monthly report of the cash account of each Fund showing disbursements;

(e)                                  either directly, or through its agent, any report or notification regarding Foreign Depositories, as required in paragraph 21(b), Compliance with Rules Under the 1940 Act; and

(f)                                    such other information as may be agreed upon from time to time between the Trustees and the Custodian.

21.                                 Compliance With Rules Under the 1940 Act.

(a)                                  The Custodian shall comply with the requirements of Rule 17f-2 under the 1940 Act and will permit access to the Fund’s securities only in compliance with the requirements of Rule 17f-2; and

(b)                                 The Custodian, with respect to: Euroclear, Clearstream Banking societe anonyme, each Eligible Securities Depository, as defined in Rule 17f-7 under the 1940 Act identified to the Fund from time to time, and the respective successors and nominees to the forgoing (each a “Foreign Depository”), shall exercise reasonable care, prudence, and diligence (i) to provide, either directly or through its agents, the Fund or the Fund’s investment adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor, either directly or through its agents, such custody risks on a continuing basis and promptly notify the Fund or the Fund’s investment adviser of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made by the Custodian directly or through its agents on the basis of, and limited by, information gathered from sub-custodians used by the Custodian or its agents, trade associations of which Custodian or its agents is or are a member or members, or through publicly available information otherwise obtained by the Custodian or its agents and shall not include any evaluation of Country Risks. In analyzing and monitoring such custody risks, the Custodian shall endeavor, either directly or through its agents, to consider, among other things: (1) the Foreign Depository’s expertise and market reputation; (2) the quality of the Foreign Depository’s services; (3) the Foreign Depository’s financial strength; (4) any insurance or indemnification arrangements maintained by the Foreign Depository; (5) the extent and quality of regulation and independent examination of the Foreign Depository; (6) the Foreign Depository’s standing in published ratings; (7) the Foreign Depository’s internal controls and other procedures for safeguarding investments; and (8) any legal protection related to the Foreign Depository and the performance of its services. As used herein, the term “Country Risks” shall mean with respect to any Foreign Depository: a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

(c)                                  Notwithstanding any other provision in this Agreement, the Trust, on behalf of each Fund, individually and not jointly, represents and warrants to the Custodian that each Fund or its adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the 1940 Act. It is understood that Bank of New York, as agent of Custodian, intends to rely on this representation and warranty, and that such representation and warranty shall be continuing and shall be deemed to be reaffirmed by the Trust upon delivery of any Proper Instructions.

22.                                 Cooperation with Accountants. The Custodian shall cooperate with the Trust’s independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Trust’s semiannual report on the Trust’s Form N-SAR.

23.                                 Confidentiality. The Custodian agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders and relative to the advisors and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Nothing contained herein, however, shall prohibit the Custodian from advertising to or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential Shareholders of the Trust provided that, in no event will any information obtained as custodian be used in any such solicitation or advertisement.

24.                                 Equipment Failures. In the event of the failure of certain equipment including but not limited to data processing equipment, telecommunications equipment, or power generators located at the Custodian, at a designated sub-custodian or nominee, or at a third party contracted to for certain securities processing services, the Custodian shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. The Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for backup emergency use of electronic data processing equipment to the extent appropriate equipment is available.

25.                                 Right to Receive Advice.

(a)                                  Advice of Trust. If the Custodian shall be in doubt as to any action to be taken or omitted by it, it may request, and shall promptly receive, clarification or advice from the Trust.

(b)                                 Advice of Counsel. If the Custodian shall be in doubt as to any question of law involved in any action to be taken or omitted by it, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Trust or the Custodian, at the option of the Custodian).

(c)                                  Conflicting Advice. In case of conflict between directions or advice received by the Custodian pursuant to subparagraph (a) of this paragraph and advice received by the Custodian pursuant to subparagraph (b) of this paragraph, the Custodian shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

(d)                                 Protection of the Custodian. The Custodian shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraph (a) of this section. However, nothing in this paragraph shall be construed as imposing upon the Custodian any obligation (i) to seek such directions or advice, or (ii) to act in accordance with such directions or advice when received. Nothing in this subparagraph shall excuse the Custodian when an action or omission on the part of the Custodian constitutes willful misfeasance or negligence by the Custodian of its duties under this Agreement.

26.                                 Compliance with Governmental Rules and Regulations. The Trust assumes full responsibility for ensuring that the contents of each Prospectus of the Trust complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

27.                                 Compensation. As compensation for the services described within this agreement and rendered by the Custodian during the term of this Agreement, the Trust shall pay to the Custodian the fees provided on Attachment B hereto, as it may be amended from time to time. In addition, the Trust agrees to reimburse the Custodian for any out-of-pocket expenses described in Attachment B to this Agreement, incurred in providing the services contained within this Agreement.

28.                                 Indemnification. (a) The Trust, on behalf of each Fund individually and not jointly, as sole owner of the Property, agrees, to the extent permitted by applicable law, to indemnify and hold harmless the Custodian and its nominees from all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, liabilities arising under the

1933 Act, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) reasonable attorney’s fees and disbursements, arising directly or indirectly (a) from the fact that securities included in the Property are registered in the name of any such nominee or (b) without limiting the generality of the foregoing clause (a) from any action or thing which the Custodian takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Trust given in accordance with the terms of this Agreement, or (ii) upon Proper Instructions, provided, that neither the Custodian nor any of its nominees shall be indemnified against any liability to the Trust or to its Shareholders (or any expenses incident to such liability) (x) arising out of the Custodian’s or such nominee’s own willful misfeasance or negligence of its duties under this Agreement or any agreement between the Custodian and any nominee, or (y) constituting any incidental or consequential damages. In the event of any advance of cash for any purpose made by the Custodian resulting from Proper Instructions of the Trust, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s or sub-custodian’s own negligence or willful misfeasance, the Trust shall promptly reimburse the Custodian for such advance of cash or such taxes, charges, expenses, assessments, claims or liabilities.

(b)                                 Subject to the limitations set forth in this Agreement, the Trust, on behalf of each Fund individually, and not jointly, agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorney’s fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian in reliance upon Proper Instructions; provided, however, that such indemnity shall not apply to (x) loss, damage or expense occasioned by or resulting from the negligence or willful misfeasance of the Custodian or its nominee or any material breach of this Agreement by the Custodian or its nominee or (y) incidental or consequential damages. In addition, the Trust agrees to indemnify the Custodian against any liability incurred by reason of taxes assessed to the Custodian, or other loss, damage or expenses incurred by such person, resulting solely from the fact that securities and other property of the Trust is registered in the name of such person; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against the Custodian.

29.                                 Notice of Litigation, Right to Prosecute. The Custodian shall promptly inform the Trust in writing of the commencement of any litigation or proceeding in respect of which indemnity may be sought under the above paragraph 28. The Trust shall be entitled to participate in any such litigation or proceeding and, after written notice from the Trust to the Custodian, the Trust may assume the defense of such litigation or proceeding with counsel of its choice at its own expense. The Custodian shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Trust with adequate notice of any such settlement or judgment. The Custodian shall submit written evidence to the Trust with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Trust may reasonably request.

30.                                 Trust’s Right to Proceed. Notwithstanding anything to the contrary contained herein, the Trust shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian’s rights against any sub-custodian or Securities Depository for loss, damage or expense caused the Custodian or the Trust by such sub-custodian or Securities Depository and shall be entitled to enforce the rights of the Custodian with respect to any claim against such sub-custodian or Securities Depository which the Custodian may have as a consequence of such loss, damage or expense, if and to the extent that the Trust has not been made whole for any such loss or damage. The Custodian agrees to cooperate with the Trust and take all actions reasonably requested by the Trust in connection with the Trust’s enforcement of any rights of the Custodian. The Trust agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations as long as the Custodian has not otherwise breached the terms of this Agreement.

31.                                 Responsibility of the Custodian. The Custodian shall not be required to take any action except as specifically set forth herein. The Custodian shall be responsible for its own negligent failure or that of any sub-custodian it shall appoint to perform its duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Custodian in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Custodian reasonably believes to be genuine, (b) the validity of the issue of any securities purchased or sold by the Trust, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefore, (c) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor, (d) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefore, (e) the legality of the declaration or payment of any dividend or distribution on Shares, or (f) delays or errors or loss of data occurring by reason of circumstances beyond the Custodian’s control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in paragraph 24), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation, communication or power supply. In no event will the Custodian be liable for special, indirect or consequential damages or lost profits or loss of business, which may be suffered by the Trust or any third party, even if previously informed of the possibility of such damages.

32.                                 Collection. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by the Custodian) shall be at the sole risk of the Trust. In any case in which the Custodian does not receive any payment due the Trust within a reasonable time after the Custodian has made proper demands for the same, it shall so notify the Trust in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto, and to telephonic demands, and await instructions from the Trust. The Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. The Custodian shall also notify the Trust as soon as reasonably practicable whenever income due on securities is not collected in due course.

33.                                 Duration and Termination. This Agreement shall become effective as of the date hereof.

(a)                                  This Agreement shall continue in force until June 30, 2014. Thereafter, this Agreement shall continue in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board of Trustees of the Trust or a majority of the outstanding voting shares of the Fund.

(b)                                 The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

(c)                                  Notwithstanding the foregoing provisions of this paragraph 33, either party hereto may terminate this Agreement at any time on sixty (60) days’ prior written notice to the other, without payment of any penalty. Such a termination by the Trust may be effected severally as to any particular Fund, and shall be effected as to any Fund by vote of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund.

Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the Shareholders of the Trust to dissolve or to function without a custodian of its cash, securities or other property, the Custodian shall not deliver cash, securities or other property of the Trust to the Trust, but may deliver them to a bank or trust company designated by the Trust or, failing that, to a bank or trust company of the Custodian’s selection, having aggregate capital, surplus and undivided profits, as shown by its last published report of not less than twenty million dollars ($20,000,000) as a successor custodian for the Trust to be held under terms similar to those of this Agreement, provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian and until full payment shall have been made to the Custodian of all of its fee, compensation, costs and expenses, subject to the provisions of paragraph 26 of this Agreement. The termination by the Trust of a particular Series or Fund within the Trust that does not result in the closure of the Trust does not constitute termination of this Agreement.

34.                                 About the Trust. The terms “The Victory Variable Insurance Funds” and “Trustees” refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of “The Victory Variable Insurance Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

35.                                 Notices. Notices shall be addressed,

If to the Trust:	The Victory Variable Insurance Funds
c/o Citi Fund Services
3435 Stelzer Road
Columbus, OH 43219-3035
Attention: President

With a copy to:	Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: Jay G. Baris

If to the Custodian:	KeyBank National Association
127 Public Square
Cleveland, OH 44114-1306
Attention: Division Head
Master Trust Division

or, if the address is to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three business days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two business days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

36.                                 Applicability of Agreement to Funds Individually, not Jointly. The Trust has entered into this Agreement on behalf of each Fund listed on Attachment A individually, and not jointly. The rights and obligations of the Trust described in this Agreement apply to each individual Fund. No Fund shall have any liability for any costs or expenses incurred by any other Fund. In seeking to enforce a claim against any Fund, the Custodian shall look to the assets only of that Fund and not to the assets of any other Fund.

37.                                 Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

38.                                 Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

39.                                 Miscellaneous. This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the parties hereto. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Ohio and governed by Ohio law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John C. Barber
Name:	John C. Barber
Title:	Senior Vice President

THE VICTORY VARIABLE INSURANCE FUNDS, on behalf of each Fund listed on Attachment A, individually and not jointly

By:	/s/ Michael D. Policarpo, II
Name:	Michael D. Policarpo, II
Title:	President

ATTACHMENT A

To the Mutual Fund Custody Agreement dated July 1, 2011 between
The Victory Variable Insurance Funds and KeyBank National Association

The Victory Variable Insurance Funds

Diversified Stock Fund

As of July 1, 2011.

ATTACHMENT B

To the Mutual Fund Custody Agreement dated July 1, 2011 between
The Victory Variable Insurance Funds and KeyBank National Association

Custody Service Fees

For the services described in this Agreement, each Fund of the Trust, together with each Fund of The Victory Institutional Funds, and each Fund of The Victory Portfolios, as listed on Schedule I hereto, shall pay pro rata the Custody Safekeeping Fees and its Custody Transaction Fees as described below.

Domestic Custody Safekeeping Fees

0.0098% (0.980 basis points) on the aggregate assets of the Funds for the period July 1, 2011 through June 30, 2012

0.0081% (0.810 basis points) on the aggregate assets of the Funds for the period July 1, 2012 through June 30, 2013

0.00774% (0.774 basis points) on the aggregate assets of the Funds starting July 1, 2013

Domestic Custody Transaction Fees

$4.00 per DTC or Fed Book Entry transaction

$15.00 per physical transaction

$20.00 per future or option wire

$4.00 per Government Paydown

$3.00 per wire transfer

Global Custody Safekeeping Fees

To be negotiated if necessary in the future

Global Custody Transaction Fees

To be negotiated if necessary in the future

As of July 1, 2011.

SCHEDULE I

The Victory Institutional Funds

1.                                       Institutional Diversified Stock Fund

The Victory Portfolios

1.                                       Balanced Fund, Classes A, C, I and R Shares

2.                                       Core Bond Index Fund, Classes A and I Shares

3.                                       Diversified Stock Fund, Classes A, C, I and R Shares

4.                                       Established Value Fund, Classes A, I and R Shares

5.                                       Federal Money Market Fund, Investor and Select Shares

6.                                       Financial Reserves Fund, Class A Shares

7.                                       Large Cap Growth Fund, Classes A, C, I and R Shares

8.                                       Fund for Income, Classes A, C, I and R Shares

9.                                       Government Reserves Fund, Trust and Select Shares

10.                                 Institutional Money Market Fund, Investor and Select Shares

11.                                 Investment Grade Convertible Fund, Classes A and I Shares

12.                                 National Municipal Bond Fund, Class A Shares

13.                                 Ohio Municipal Bond Fund, Class A Shares

14.                                 Ohio Municipal Money Market Fund, Class A Shares

15.                                 Prime Obligations Fund, Class A Shares

16.                                 Small Company Opportunity Fund, Classes A, I and R Shares

17.                                 Special Value Fund, Classes A, C, I and R Shares

18.                                 Stock Index Fund, Classes A and R Shares

19.                                 Tax-Free Money Market Fund, Class A Shares

20.                                 Value Fund, Classes A, C, I and R Shares

The Victory Variable Insurance Funds

1.                                       Diversified Stock Fund, Class A Shares

As of July 1, 2011.